SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

Isdera North America, Inc.
 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ISDERA NORTH AMERICA, INC.
7-F, XINGHE BUILDING, CENTRAL ROAD, SHAJING, BAOAN DISTRICT
SHENZHEN, P.R. China, 518100

INFORMATION STATEMENT
(Dated June __, 2011)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE "ACTIONS", DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF SHAREHOLDERS WHO OWN A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF ISDERA NORTH AMERICA, INC. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

General

This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on June 15, 2011 (the "Record Date") of the common stock, par value $.001 per share ("Common Stock"), of ISDERA NORTH AMERICA, INC., a Nevada corporation ("we, "our" "us" or the "Company"), in connection with the following amendments to our Articles of Incorporation, and the adoption of our 2011 Stock Option Plan as hereinafter described (collectively, the "Actions"):

1.	To amend Article FIRST of our Articles of Incorporation to change our corporate name to Fantaly Travel, Inc.;

2.	To amend Article FOURTH of our Articles of Incorporation to reduce the number of authorized shares of common stock from 500,000,000 to 60,000,000;

3.
To adopt our 2011 Stock Option Plan authorizing our Board of Directors, who may operate through a Committee of the Board, to grant to our directors, officers, employees, and others, options entitling the grantees to purchase up to 2,000,000 shares of our common stock.

Effective Date of Actions

THE ACTIONS DESCRIBED HEREIN AMENDING OUR ARTICLES OF INCORPORATION WILL BE EFFECTIVE ON THE DAY WE COMPLY WITH NEVADA LAW RESPECTING THE AMENDMENT OF OUR ARTICLES, BUT IN NO EVENT EARLIER THAN THE 21ST DAY FOLLOWING THE DAY THIS INFORMATION STATEMENT IS MAILED TO OUR SHAREHOLDERS. THE ACTION OF OUR SHAREHOLDERS APPROVING OUR BOARD'S ADOPTION OF OUR 2011 STOCK OPTION PLAN WILL BE EFFECTIVE ON THE 21ST DAY AFTER MAILING OF THIS INFORMATION STATEMENT TO OUR SHAREHOLDERS.

We are mailing this Information Statement to shareholders of record as of the Record Date on the date first stated above in accordance with the requirements of Regulation 14C under the Exchange Act. We intend to effect the amendments to our Articles of Incorporation described herein by filing a Certificate of Amendment to the Articles of Incorporation with the office of the Secretary of State of Nevada on or before the 21st day after the mailing of this Information Statement to shareholders in accordance with Regulation C under the Exchange Act. The shareholder approval of the adoption by our Board of Directors of our 2011 Stock Option Plan will be effective on the 21st day after the mailing of this Information Statement.

Action Taken by Written Consent

Our Board of Directors adopted these amendments to our Articles of Incorporation and the adoption of the 2011 Stock Option Plan by unanimous written consent in lieu of a meeting. On June 15, 2011, stockholders holding an aggregate of 19,235,269 shares, representing approximately 63.9% of our outstanding 30,100,000 shares of common stock as of the Record Date  (the "Consenting Shareholders") approved these amendments by written consent in lieu of a meeting of shareholders (the "Shareholder Consent"). The approval of these amendments by the written consent in lieu of a meeting of our shareholders holding a majority of our outstanding shares of common stock is sufficient under Section 78.320 of the Nevada Revised Statutes, and our bylaws, to approve the Actions. Accordingly, no proxies will be solicited and this Information Statement is being furnished to shareholders solely to provide them with information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including particularly Regulation 14C under the Exchange Act. In accordance with Regulation 14C, the amendments to the Articles of Incorporation and the approval by our Consenting Shareholders of our Board's adoption of our 2011 Stock Option Plan will be effective on the 21st day after this Information Statement is mailed to shareholders of record as of the Record Date. Shareholders who have not previously participated in approving the Actions by written consent in lieu of a meeting do not have dissenter's rights respecting the Actions herein described.

Voting Securities

As of the date of mailing this Information Statement, we have issued and outstanding, 30,100,000 shares of our authorized common stock, $.001 par value, which is our only class of stock authorized. Each share of common stock entitles the owner thereof to one vote for each share owned on all matters on which our shareholders are entitled to vote.

Our Board of Directors has adopted, and the Consenting Shareholders representing a majority of the outstanding shares of our common have approved, in each case acting by written consent without a meeting: (i) an amendment to our Articles of Incorporation changing our corporate name to "Fantaly Travel, Inc."; (ii) an amendment to our Articles of Incorporation decreasing the authorized shares of our common stock from 500 million to 60 million; and (iii) the 2011 Stock Option Plan covering 2,000,000 shares of our common stock.

The following Consenting Shareholders consented to these amendments:

Name	Number of Shares Owned	Percent of Outstanding Shares
Giant Fortune Investment Management Limited	2,314,404	7.7%
First Inventor Limited	1,285,780	4.3%
Anpak Investment Limited	1,285,780	4.3%
Multi Union Far East Limited	1,285,780	4.3%
New Bright Far East Limited	1,285,780	4.3%
Great Plus International Limited	1,285,780	4.3%
Beauty Way International Limited	1,144,344	3.8%
Bloom View Investments Limited	8,576,153	28.5%
Zao Jie Fang	514,312	1.7%
Zu Yin Xu	257,156	0.8%
Total	19,235,269	63.9%

Security Ownership of Certain Beneficial Owners, our Directors, and our Executive Officers

The following table sets forth, as of June 15, 2011 (and with respect to Jing Jiang, as of December 31, 2010), the number of shares of our common stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors and officers, and (iii) all of our officers and directors as a group. Information relating to the beneficial ownership of our common stock by principal stockholders and management is based upon information furnished by each person using  "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this report have been exercised. Except as noted below, each person has sole voting and investment power. As of June 15, 2011, 30,100,000 shares of our authorized common stock were outstanding. The address of the officers, directors, and other shareholders listed below is c/o our company, 7-F, Xinghe Building, Central Road, Shajing, Baoan District, Shenzhen, P.R. China, 518100.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Beneficial Owners of More than 5% of Outstanding Shares:
Bloom View Investments Limited (1) (2) (3)	9,289,637	30.9%
Giant Fortune Investment Management Limited (4)	2,314,404	7.7%
Directors and Officers:
Xiao Ming Tang (1) (2) (3)	9,289,637	30.9%
Jing Jiang (6)	1,495,400	5.0%
Ye Liu (4)	0	0%
Jun Li (7)	0	0%
Bin Wang	0	0%
Hong Chen (5)	9,289,637	30.9%
Zhi Hai Peng (7)	0	0%
Songtao Liu	0	0%
All directors and executive officers as a group	9,289,637	30.9%

(1) Xiao Ming Tang is the controlling shareholder of, and the president and chief executive officer of Bloom View Investments Limited and may be deemed to be the beneficial owner of these shares.

(2) Includes 713,484 shares owned by Xiao Ming Tang.

(3) Includes 8,576,153 shares of common stock owned of record by Bloom View Investments Limited. Also includes 713,484 shares owned of record by Mr. Tang. See, footnote (2) above.

(4) Giant Fortune Investment Management Limited is owned by Zuhong Xu. Our director, Mr. Ye Liu, is the chief financial officer of Giant Fortune Investment Management Limited, and disclaims any beneficial ownership of the shares owned by this company.

(5) Hong Chen is a shareholder of Bloom View Investments Limited owning less than ten percent of the issued and outstanding shares of that company.

(6) As of December 31, 2011, these shares were owned of record by Cosell Investments, Ltd. Ms. Jing Jiang, our sole officer and director prior to February 22, 2011, and a director until March 11, 2011, the tenth day after we mailed to our shareholders the information concerning the change in control of our company resulting from an acquisition at that date as required by Rule 14f-1 of the Exchange Act, is the chief executive officer and a director of Cosell Investments Ltd. Therefore, Ms. Jiang may be deemed to have been the beneficial owner of such shares. Cosell Investments, Ltd. disposed of these shares on January 3, 2011. Of the shares so disposed of, 713,484 were transferred to our Chairman, Mr. Tang. Since Ms. Jiang resigned as the sole officer and director of our company effective February 22, 2011, none of these shares are included in the shares beneficially owned by "All directors and executive officers as a group."

(7) Zhi Hai Peng resigned as our Chief Executive Officer effective April 16, 2011. On that date, Mr. Jun Li assumed the position as our Chief Executive Officer.

Change of Control; Acquisition of Fantaly Travel Holding Group, Limited ("FTHG")

On February 22, 2011, pursuant to the term of an Exchange Agreement of that same date, we acquired all of the outstanding shares of Fantaly Travel Holding Group Limited, a British Virgin Island company ("FTHG") in exchange for the issuance of 25,715,600 shares of our common stock, or approximately 85.7% of our outstanding shares of common stock to the shareholders of FTHG (the "Acquisition"). The Acquisition resulted in a change of control of our company as hereinafter described.

The then shareholders of FTHG were Zao Jie Fang, Lian Li Xiong, You Ming Xiong, Zu Yin Xu, Zao Rong Fang, Ai Bao Yang, Mao Chun Tang, Qiu Hui Tang, Zu Hui Qin, Qiong Yao Zhai, Yong Fang Xie, Chun Hua Feng, Da Qiu Feng, Yue Fang Xu, Chuan Gen Mo, Bing Liu, Yue Ying Xu, Giant Fortune Investment Management Limited, First Inventor Limited, Anpak Investment Limited, Multi Union Far East Limited, New Bright Far East Limited, Great Plus International Limited, Beauty Way International Limited, and Bloom View Investments Limited (the “FTHG Shareholders”). Pursuant to the terms of the Exchange Agreement, and in exchange for their shares in FTHG, the FTHG Shareholders were issued an aggregate of 25,715,600 shares of our common stock, divided proportionally among the FTHG Shareholders in accordance with their respective ownership interests in FTHG. Upon consummation of the Exchange Agreement the FTHG Shareholder became our shareholders owning in the aggregate approximately 85.7% of our outstanding shares of common stock, and obtaining effective operational and management control of Isdera by virtue of their share ownership.

Our Chairman, Xiao Ming Tang, is a director of FTHG having held this position since November 2010. Moreover, Mr. Tang has been one of our shareholders since before the Acquisition having acquired his shares from Jing Jiang, our sole director and executive officer at the time the Acquisition was consummated. In addition, Zhi Hai Peng, our Chief Executive Officer following the Acquisition and Songtao Liu, our Chief Financial Officer held the positions Chief Executive Officer and Chief Financial Officer, respectively, of FTHG prior to the Acquisition. See, "Security Ownership of Certain Beneficial Owners, our Directors, and our Executive Officers," elsewhere herein.

FTHG is a holding company that acquired all of the outstanding stock of Link Top Corporation Limited (“LTCL”) on November 26, 2010. LTCL, a Hong Kong corporation, is a holding company that acquired all of the outstanding stock of Shenzhen Feilaifa Aviation Service Co. Ltd. (“FeiLaiFa”) on November 25, 2010.

By virtue of the Acquisition of FTHG, Top Link, and FeiLaiFa, we entered into the travel agency and travel services business in the People’s Republic of China, as more specifically described in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission ("SEC") on report date February 22, 2011, and in our Annual Report on Form 10-K for our fiscal year ended December 31, 2010, filed with the SEC on April 15, 2011. FeiLaiFa is a growing travel services provider based in Shenzhen, PRC, that engages in hotel reservation, air-ticket booking, national and international travel and tourism packaged services, and map and daily convenience services, throughout the PRC, via the Internet (website address: www.96978.cn) and through customer service representatives

For accounting purposes, the Acquisition was accounted for as a reverse acquisition under the purchase method for business combinations, and accordingly the transaction has been treated as a recapitalization of Isdera, with FTHG as the acquirer. Consequently, the historical financial statements of FTHG are now the historical financial statements of our company. As a result of the Acquisition and subject to the filing of the Certificate of Amendment effecting the amendment to change our corporate name to Fantaly Travel, Inc., our organizational structure is as follows:

Isdera North America, Inc. (To become Fantaly Travel, Inc.)

100%
Fantaly Travel Holdings Group Ltd. (BVI)

100%
Link Top Corporation Ltd. (HK)

(Outside China)
‚

(Inside China)
100%

Shenzhen FeiLaiFa Aviation Service Co., Ltd. (CN)

Compensation of Directors and Executive Officers

No executive officer (or former executive officer) was paid, nor did we accrue, any compensation for the fiscal year ended December 31, 2010.

Except for compensation payable by FeiLaiFa described below, we do not intend to pay or accrue compensation for any of our new officers or directors until such time as we have the financial capability to do so. We cannot determine at this time when any compensation arrangements will be entered into with our officers and/or directors, or what the terms of any such arrangements may be. In their capacities as officers of FeiLaiFa, Ms. Chen and Mr. Tang are paid annual salaries of approximately $10,750 and $9,300, respectively, as converted at recent exchange rates. Moreover, for the fiscal years ended December 31, 2010 and 2009, FeiLaiFa paid out a substantial portion of its net income as dividends to its shareholders. Mr. Tang, as FeiLaiFa's principal shareholder, was a recipient of these distributions. Ms. Jing Jiang was our sole officer and director during our fiscal year ended December 31, 2010. In connection with the Acquisition, on February 22, 2011, Ms. Jiang resigned her positions with the Company. Since inception, we have not paid or accrued any compensation for our Chief Executive Officer or any other executive officer and we have not entered into an employment or consulting agreement with any of our directors or executive officers. We have not granted any equity-based compensation, awards or stock options to our chief executive officer or any other executive officer.  Except for the 2011 Stock Option Plan described herein, we do not have any retirement, pension, profit sharing or stock option plans or insurance or medical reimbursement plans covering our officers and directors. No value has been assigned to any of the services performed by our officers (employees) and no compensation will be awarded to, earned by, or paid to these officers.

In connection with the adoption of the 2011 Stock Option Plan, we will grant options to our CEO, CFO, and to our Board of Directors.  The number and terms of such options have not been determined as of the date of this report. See, "Adoption of 2011 Stock Option Plan."

Our Name Change

Our Board of Directors has adopted, and holders of a majority of our outstanding shares of common stock have approved, an amendment to Article FIRST of our Articles of Incorporation changing our corporate name to "Fantaly Travel, Inc." The Board believes that the name Fantaly Travel, Inc. is more descriptive of the businesses conducted by its China based operating subsidiary FeiLaiFa.

Decrease in the Number of Authorized Shares of our Common Stock

Our Board of Directors has adopted, and holders of a majority of our outstanding shares of common stock have approved, an amendment to Article FOURTH of our Articles of Incorporation decreasing the number of shares of common stock we are authorized to issue from 500,000,000 to 60,000,000. As of the Record Date, 30,100,000 shares of common stock were issued and are outstanding.

THE EFFECT OF THIS AMENDMENT REDUCES ONLY THE SHARES OF AUTHORIZED AND UNISSUED SHARES OF OUR COMMON STOCK, $.001 PAR VALUE. PRIOR TO THIS AMENDMENT THERE ARE 469,900,000 SHARES OF OUR AUTHORIZED AND UNISSUED SHARES OF COMMON STOCK, $.001 PAR VALUE. THIS AMENDMENT REDUCES THE NUMBER OF AUTHORIZED AND UNISSUED SHARES TO 29,900,000.

THE 30,100,000 SHARES OF OUR AUTHORIZED AND OUTSTANDING SHARES OF COMMON STOCK, $.001 PAR VALUE PRESENTLY HELD BY OUR SHAREHOLDERS IS UNCHANGED BY THIS AMENDMENT. IN OTHER WORDS, THE NUMBER OF SHARES OWNED BY OUR CURRENT SHAREHOLDERS REMAINS THE SAME.

Our Board adopted the amendment to decrease the number of authorized shares of common stock because the Board considers it in the best interests of our company and our shareholders in that this reduction will provide sufficient flexibility to issue shares of common stock in connection with financing future growth (with respect to which we have no immediate plans) without creating a situation where our shareholders could be subject to excessive dilution of ownership without their approval. Our Board believes that 60,000,000 authorized shares of common stock will leave a sufficient number of unissued shares of common stock to provide the Board with flexibility to engage in financing and other transactions involving the issuance of additional shares of common stock, and to provide for employee and director stock-based compensation, and reduce the possibility of excessively dilutive share issuances without shareholder approval.

The authorized but unissued shares of common stock will be available for issuance at such times and for such purposes as the Board may deem advisable without further action by our stockholders, except as may be required by applicable laws or regulations. For example, the authorized but unissued shares of common stock will be available for issuance by the Board in connection with financings, acquisitions of other companies, stock dividends, employee benefit programs or other corporate purposes, none of which are specifically anticipated at this time. We do not have any plans or commitments to issue shares of our common stock, except for the issuance of shares in connection with the exercise of stock options we may grant pursuant to our 2011 Stock Option Plan discussed below. In the event additional shares are issued in connection with events not now foreseen, the Board does not intend to issue any common stock except on terms or for reasons that the Board deems to be in the best interests of our company and our stockholders. Because the holders of our common stock do not have preemptive rights, the issuance of additional shares of common stock (other than on a pro-rata basis to all current stockholders such as pursuant to a stock dividend) would have the effect of reducing our existing stockholders' proportionate ownership interests in our company.

Neither our management nor our Board views this proposal as an anti-takeover mechanism. In addition, this proposal is not part of any plan by us to recommend a series of anti-takeover amendments to the certificate of incorporation, and we do not currently contemplate recommending the adoption of other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change control of our company.

Adoption of 2011 Stock Option Plan

In order to provide incentive to our executive officers, directors, employees, and others whom our Board determines may have a significant impact on our company, the Board has adopted and the Consenting Shareholders have approved our 2011 Stock Option Plan (the "Plan"). The Plan authorizes the Board, acting through a compensation committee when and if impaneled by the Board, to grant to officers, directors, employees, and others, options to acquire up to an aggregate of 2,000,000 shares of our common stock subject to the terms and conditions of the Plan and the stock option agreements entered into in connection with the grant of options. As approved by the Board, the Plan contemplates that any options granted to our U.S. employees (of which there are presently none) shall be qualified stock options under the Internal Revenue Code and applicable Treasury regulations. The Plan also contemplates that stock options granted to our foreign-based officers, directors, and employees shall bear terms that may be less restrictive than those granted as qualified options. Outside Directors and our consultants may be granted options on such terms as the Board (or the compensation committee if and when impaneled) may decide. However, no option granted shall be exercisable at a price less than the prevailing market price on the date of grant.

Although the Board has not granted any options under the Plan as of the date of this Information Statement, the Board intends to grant stock options to each of our CEO and CFO, and to each or our Directors, to purchase shares of our common stock. The terms of these options have not yet been determined but may contain provisions that cause the options granted to vest over a period of years and/or be exercisable upon the attainment of certain performance goals. Other than these general provisions, the precise terms of the options the Board intends to grant have not yet been determined.

Delivery of this Information Statement; Available Information

A copy of this Information Statement will be delivered to each of our shareholders, including our shareholders who share the same address.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These filings are available to the public on the Internet at the SEC's web site, http://www.sec.gov. The SEC's web site contains reports, proxy statements and other information regarding issuers, like us, that file these reports, statements and other documents electronically with the SEC. You can also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC's Public Reference Section at that address. Please call the SEC at 1-202-551-8090 for further information regarding the operation of the Public Reference Room.

June___, 2011
By order of the Board of Directors,
Tang Xiaoming
Chairman of the Board